GANNETT

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

Please fold here – Do not separate

1. To adopt the Agreement and Plan of Merger, dated as of August 5, 2019, among New Media Investment Group Inc. ("New Media"), Gannett Co., Inc. ("Gannett"), Arctic Holdings LLC, a wholly owned subsidiary of New Media ("Intermediate Holdco"), and Arctic Acquisition Corp., a wholly owned subsidiary of Intermediate Holdco ("Merger Sub"), pursuant to which Merger Sub will merge with and into Gannett, with Gannett continuing as the surviving corporation and an indirect wholly owned subsidiary of New Media (the "merger") (such proposal, the "Merger Proposal").	☐ For	☐ Against	☐ Abstain
2. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Gannett's named executive officers in connection with the merger.	☐ For	☐ Against	☐ Abstain
3. To adjourn the special meeting of stockholders of Gannett, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal.	☐ For	☐ Against	☐ Abstain

THE PROXIES are authorized to vote in accordance with their best judgment upon such other business, if any, as may properly come before the Gannett Special Meeting of Stockholders or any adjournment thereof.

Date ___________________________________

Signature(s) in Box

Please sign EXACTLY as name appears at the left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full related title.

GANNETT CO., INC.

SPECIAL MEETING OF STOCKHOLDERS

Thursday, November 14, 2019
10:00 a.m.

Gannett Co., Inc.
7950 Jones Branch Drive
McLean, VA 22107

GANNETT **proxy**

This Proxy is Solicited on Behalf of the Board of Directors
Special Meeting of Stockholders — November 14, 2019

The undersigned hereby appoints John Jeffry Louis, Paul J. Bascobert, Barbara W. Wall and Elizabeth A. Allen, or any of them, attorneys and proxies each with power of substitution to represent the undersigned at the Special Meeting of Stockholders of Gannett Co., Inc. to be held on November 14, 2019 and at any adjournment or postponement thereof, with all the power that the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at the Special Meeting of Stockholders as designated on the reverse, and in accordance with their best judgment in connection with such other business as may come before the Special Meeting of Stockholders.

This proxy, when properly executed, will be voted in the manner you have directed. If you return a signed proxy with no direction given with respect to certain proposals, it will be voted in accordance with the Board of Directors' recommendation with respect to any such proposals.

(Continued, and to be signed and dated, on reverse side)

Voting Instructions For Gannett Co., Inc.'s
Special Meeting of Stockholders

Gannett Co., Inc. stockholders of record as of the close of business on September 26, 2019 may vote their shares on matters to be considered at the Special Meeting of Stockholders using a toll-free telephone number, via the Internet or using this proxy card. Your telephone or Internet vote authorizes the named proxies (above) to vote your shares in the same manner as if you marked, signed and returned your proxy card. Below are voting instructions for all three options.

Vote By Phone — 1-866-883-3382

Use any touch-tone telephone to vote your shares at any time 24 hours a day, 7 days a week, until 11:59 p.m. (Eastern Time) on November 13, 2019. Have your proxy card in hand when you call. You will be provided with simple voting instructions.

Vote By The Internet — www.proxypush.com/gci

Use the Internet to vote your shares at any time 24 hours a day, 7 days a week, until 11:59 p.m. (Eastern Time) on November 13, 2019. Have your proxy card in hand. You will be provided with simple voting instructions.

Vote By Mail

Mark, sign and date this proxy card on the reverse side and return it in the enclosed postage-paid envelope.

If you vote by phone or the Internet, please do not mail your proxy card.

THANK YOU FOR VOTING.